As filed with the Securities and Exchange Commission on January 10, 2014

Registration No. 333-134236

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIGNATURE GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3783818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15303 Ventura Boulevard, Suite 1600

Sherman Oaks, CA 91403

(805) 435-1255

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated

Signature Group Holdings, Inc.

2006 Performance Incentive Plan

(Full title of the plan)

Chris Manderson

Executive Vice President & General Counsel

Signature Group Holdings, Inc.

15303 Ventura Boulevard, Suite 1600

Sherman Oaks, CA 91403

(805) 435-1255

(Name, address, including ZIP code, and telephone number, including area code, of registrant’s agent for service)

Copies to:

Murray A. Indick, Esq.

Kelly G. Howard, Esq.

Crowell & Moring LLP

275 Battery St., 23rd Floor

San Francisco, CA 94111

(415) 986-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to this Registration Statement on Form S-8 (File No. 333-134236) (the “Registration Statement”), is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Signature Group Holdings, Inc., a Delaware corporation (“Signature Delaware” or the “Successor Registrant”), which is the successor to Signature Group Holdings, Inc., a Nevada corporation (“Signature Nevada”), following a statutory merger effective on January 2, 2014 (the “Merger”) effected for the purpose of changing Signature Nevada’s state of incorporation to Delaware. Prior to the Merger, the Successor Registrant had no assets or liabilities other than nominal assets or liabilities. The consolidated assets and liabilities of the Successor Registrant immediately after the reincorporation are the same as the consolidated assets and liabilities of Signature Nevada immediately prior to it. The Merger was approved by the stockholders of Signature Nevada at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to Rule 414(d) promulgated under the Securities Act, the Successor Registrant hereby adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act. Moreover, the Successor Registrant hereby amends and restates the following Items of the Registration Statement.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We hereby incorporate by reference the following documents into this Prospectus, except to the extent that any information contained in such filings is deemed “furnished” and not “filed” in accordance with the rules of the Securities and Exchange Commission (the “Commission”):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on April 1, 2013, as amended by Amendment No. 1 thereto, filed with the Commission on April 30, 2013;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the Commission on May 15, 2013, August 12, 2013 and November 12, 2013, respectively;

•	our Current Reports on Form 8-K filed with the Commission on April 17, 2013, May 1, 2013, May 10, 2013, June 5, 2013, June 24, 2013, July 18, 2013, October 15, 2013, November 15, 2013 and January 2, 2014;

•	the description of the Common Stock contained in its Registration Statement on Form 8-A/A filed with the Commission on January 2, 2014 (Commission File No. 001-08007), and any other amendment or report filed for the purpose of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Signature Group Holdings, Inc. 15303 Ventura Boulevard, Suite 1600, Sherman Oaks, California 91403.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation, which we refer to as our Charter, contains provisions that eliminate the personal liability of our directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our charter provides that:

•	we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	we may indemnify our other employees and agents as set forth in the Delaware General Corporation Law;

•	we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in our charter are not exclusive.

Signature Nevada has entered into indemnification agreements with its directors and executive officers that are similar in scope to the indemnification described above. It is expected that the obligations of Signature Nevada under these agreements will be assumed by the Successor Registrant.

We carry liability insurance for our directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Successor Registrant(1)

4.2	Amended and Restated Bylaws of the Successor Registrant(1)

4.3	Form of Common Stock Certificate of the Successor Registrant(1)

4.4	Rights Agreement, dated October 23, 2007, between the Successor Registrant (as successor in interest to Signature Nevada) and Computershare Inc. (as successor in interest to Mellon Investor Services LLC), as Rights Agent(2)

4.5	First Amendment to the Rights Agreement, dated July 28, 2011(3)

4.6	Rights Agreement Amendment and Assignment, dated January 2, 2014, between Signature Nevada and Computershare Inc.(1)

4.7	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of the Successor Registrant(1)

4.8	Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan(4)

5.1	Opinion and Consent of Crowell & Moring LLP

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, independent registered public accounting firm

23.2	Consent of Crowell & Moring LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

(1)	Incorporated by reference to the Successor Registrant’s Current Report on Form 8-K, filed with the Commission on January 2, 2014 (file no. 001-08007).

(2)	Incorporated by reference to Exhibit 4.1 to the Signature Nevada’s Current Report on Form 8-K, filed with the Commission on October 24, 2007 (file no. 001-08007).
(3)	Incorporated by reference to Exhibit 4.1 to the Signature Nevada’s Current Report on Form 8-K, filed with the Commission on August 3, 2011 (file no. 001-08007).
(4)	Incorporated by reference to Exhibit 4.1 to Signature Nevada’s Registration Statement on Form S-8 (no. 333-181188), filed with the Commission on May 7, 2012.

ITEM 9. UNDERTAKINGS

The Successor Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply because this Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Successor Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference to the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Successor Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Successor Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the Successor Registrant pursuant to the foregoing provision, or otherwise, the Successor Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Successor Registrant of expenses incurred or paid by a director, officer or controlling person of the Successor Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Successor Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Successor Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sherman Oaks, the City of Los Angeles, California, on the 10th day of January, 2014.

SIGNATURE GROUP HOLDINGS, INC.

By:	/s/ Craig T. Bouchard
Craig T. Bouchard
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig T. Bouchard and Kyle Ross, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the Successor Registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Craig T. Bouchard Craig T. Bouchard	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 10, 2014

/s/ Kyle Ross Kyle Ross	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	January 10, 2014

/s/ Peter C.B. Bynoe Peter C.B. Bynoe	Director	January 10, 2014

/s/ Patrick E. Lamb Patrick E. Lamb	Director	January 10, 2014

/s/ Raj Maheshwari Raj Maheshwari	Director	January 10, 2014

/s/ Philip G. Tinkler Philip G. Tinkler	Director	January 10, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Successor Registrant(1)

4.2	Amended and Restated Bylaws of the Successor Registrant(1)

4.3	Form of Common Stock Certificate of the Successor Registrant(1)

4.4	Rights Agreement, dated October 23, 2007, between the Successor Registrant (as successor in interest to Signature Nevada) and Computershare Inc. (as successor in interest to Mellon Investor Services LLC), as Rights Agent(2)

4.5	First Amendment to the Rights Agreement, dated July 28, 2011(3)

4.6	Rights Agreement Amendment and Assignment, dated January 2, 2014, between Signature Nevada and Computershare Inc.(1)

4.7	Form of Certificate of Designations of Series A Junior Participating Preferred Stock of the Successor Registrant(1)

4.8	Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan(4)

5.1	Opinion and Consent of Crowell & Moring LLP

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, independent registered public accounting firm

23.2	Consent of Crowell & Moring LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

(1)	Incorporated by reference to the Successor Registrant’s Current Report on Form 8-K, filed with the Commission on January 2, 2014 (file no. 001-08007).
(2)	Incorporated by reference to Exhibit 4.1 to the Signature Nevada’s Current Report on Form 8-K, filed with the Commission on October 24, 2007 (file no. 001-08007).
(3)	Incorporated by reference to Exhibit 4.1 to the Signature Nevada’s Current Report on Form 8-K, filed with the Commission on August 3, 2011 (file no. 001-08007).
(4)	Incorporated by reference to Exhibit 4.1 to Signature Nevada’s Registration Statement on Form S-8 (no. 333-181188), filed with the Commission on May 7, 2012.